Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Elys Game Technology, Corp.

107 E. Warm Spring Road

Las Vegas, Nevada 89119

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2022, relating to the consolidated financial statements of Elys Game Technology, Corp., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO AG

Christoph Tschumi	i.V. Wing Chi Waldmeier

Zurich, Switzerland, December 12, 2022